Exhibit 99.13

                            STOCK OPTION AGREEMENT


THIS STOCK OPTION AGREEMENT is effective as of the 11th day of December, 1998, between SAF T LOK INCORPORATED, a Florida corporation (the "Company"), and STEPHEN S. ECCHER (the "Optionee").


                                  Background
                                  ----------

A.   Optionee is currently an employee of the Company.

B. The Company considers it desirable and in the Company's best interest that Optionee be given an inducement to acquire a proprietary or equity interest in the Company as an added incentive to advance the interests of the Company in the form of an option to purchase common stock of the Company.

C. This Agreement shall be considered an individual employee benefit plan for the Optionee.

D. The Optionee is currently in possession of an option for 10,000 Shares of the Company's Common Stock. This Option will vest only if, upon vesting of this Option, the prior option for 10,000 has not been exercised in whole or in part and is surrendered.

                                   Agreement
                                   ---------

In consideration of the mutual covenants and agreements contained herein and other good and valuable constitutional, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Grant of Option. The Company hereby grants to Optionee the right and option
     ---------------
(hereinafter referred to as the "Option") to purchase up to an aggregate of 50,000 shares of the Company common stock (the "Stock") at an exercise price equal to $1.09 per share (the "Exercise Price"), on the terms and conditions herein set forth. The date of grant of the Option is the date set forth on Exhibit "A" attached hereto.

2.   Period of Option. The term of the Option shall be for a period of ten years
     ----------------
form the date hereof, subject to earlier termination as provided herein. Prior to the expiration of the Option, Optionee may exercise the Option for portions of the total option stock granted only in accordance with the vesting schedule set forth on Exhibit "A" attached hereto.

3.   Exercise of Option. The Option shall be exercisable only during the term of
     ------------------
the Option as long as the Optionee continues to be employed with the Company, or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, the Option which is otherwise exercisable in accordance with the provisions of this Agreement shall be exercisable:

     (a) for a period ending 90 days after the Optionee's employment with the Company has terminated; or

     (b) by the estate, personal representative or beneficiary of the Optionee, within one year after the dare of the Optionee's death, if the Optionee should die while in the Continuous Employment of the Company or any successor thereof; or

     (c) within one year after the Optionee's employment with the Company terminates, if the Optionee becomes permanently and totally disabled (as defined in Section 22(e)(3) of the Code) provided the Optionee has been in continuous employment with the Company on the date of the disability and such disability is the cause of termination.

4.   Investment Representation and Agreement. Optionee represents that this
     ---------------------------------------
Option and any shares purchased pursuant to this Option are purchased for investment purposes only and for Optionee's own account. Optionee acknowledges that this Option and the shares pertaining to this Option are not registered under the Securities Act of 1933, as amended the Florida Securities and Investor Protection Act, or the securities laws of any other state.

5.   Restrictive Legend. Optionee hereby agrees that certificates evidencing the
     ------------------
shares of stock purchased by Optionee pursuant to this Agreement shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

       These shares have not been registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act or any other state securities laws, and therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws, or unless an exemption from registration is available.

6.   Nonassignability of Option Rights. The Option is exercisable only by
     ---------------------------------
Optionee, his guardian or legal representative. The Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated, or otherwise transferred except by will or by the laws of descent and distribution. The Option shall not be subject to execution, attachment, or similar process. Upon any attempt to sell, exchange, assign, pledge, encumber, hypothecate, or otherwise transfer the Option or any right thereunder, contrary to the provisions hereof, the Option and all rights thereunder shall immediately become null and void.

7.   Method of Exercise. Optionee may exercise the Option, in whole or in part,
     ------------------
by written notice to the Company stating in such written notice the number of shares of Stock such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be not more than 30 days after the giving of such notice, unless a later date shall have been mutually agreed upon. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by the applicable state and federal securities laws. If, after receipt of such information, Optionee desires to withdraw such notice of exercise, Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares of

Stock. In no event may the Option be exercised after the expiration of its term. Optionee is under no obligation to exercise an Option or any part thereof.

(a)       Payment for Option Stock. The exercise of this Option shall be
          ------------------------
   contingent upon receipt by the Company of cash or certified bank check to its order, shares of the Company's Common Stock or cancellation of a vested portion of the Stock Option, or any combination of the foregoing in an amount equal to the full option price of the shares of Stock being purchased. The Optionee shall have no rights as a shareholder with respect to any shares covered by his Option until the exercise of the Option and the date of issuance of a certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

(b)       Delivery of Stock to Optionee. Provided the Optionee has delivered
          -----------------------------
   proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make delivery of the number of shares of Stock which the Optionee elects to purchase within 30 days of such notice, or if a later date is specified in the notice, at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of shares of Stock, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.

8.   Changes in Capital Structure of Company. In the event of a change in
     ---------------------------------------
capital structure of the Company, the number of shares covered by the Options and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or effected in any other manner without receipt of additional or further consideration by the Company. The Company shall give notice of any adjustment to Optionee. In the event of an Acquisition, any Options not exercised shall be exchanged on an equitable basis for that consideration payable with respect to the then outstanding shares in connection with the Acquisition or for a cash payment of the fair market value of the shares over the exercise price. In the event of a reorganization or recapitalization, the Optionee shall receive those shares he would have received had he exercised the Option prior to the reorganization or recapitalization.

9.   Governing Law.  This Agreement shall be governed by, interpreted under, and
     -------------
construed in accordance with the laws of the State of Florida.

10.  Binding Effect. This Agreement will inure to the benefit of and be binding
     --------------
on the Company, its successors and assigns, including but not limited to, any company or entity that may acquire all or substantially all of the Company's assets and business or into which the company may be consolidated or merged, and on Optionee and except as set forth in paragraph 6 above, their heirs, legal representatives, and successors, as the case may be.

11.  Entire Agreement.  This Agreement constitutes the entire agreement of the
     ----------------
parties hereto with respect to the subject matter of this Agreement and supersedes any and all previous agreements between parties, whether written or oral, with respect to such subject matter.

12.  Waiver of Modification. No waiver or modification of this Agreement or of
     ----------------------
any convenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

13.  Number and Gender. Whenever used herein, singular numbers shall include the
     -----------------
plural, the singular, and the use of any gender shall include all genders.

14.  Invalid Provision. The Invalidity or unenforceability of any term or
     -----------------
provision of this Agreement or the nonapplication of any such term or provision to any person or circumstance shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated but shall remain in full force and effect and shall be construed as if such invalid, unenforceable, or nonapplicable provision were omitted.

15.  Nonqualified Stock Option. This Agreement shall be considered an individual
     -------------------------
employee benefit plan for the Optionee.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


"COMPANY"                           "OPTIONEE"

SAF T LOK INCORPORATED



By:___________________________      ____________________________
  Franklin W. Brooks                Stephen S. Eccher
  CEO/Chairman of the Board

                     EXHIBIT "A" TO STOCK OPTION AGREEMENT


                        NOTICE OF GRANT OF STOCK OPTION


This Agreement shall be considered an individual employee benefit plan for the Optionee.


Name:     Stephen S. Eccher

Address:  _______________________________

          ________________________________


Social Security Number:  ###-##-####

You have been granted a stock option to buy Saf T Lok Incorporated common stock as follows:

     Stock Option Grant Date...................................December 11, 1998
     Type of Grant*.........................................................NQSO
     Exercise Price per Share..............................................$1.09
     Total Shares Granted.................................................50,000
     Total Amount to Fully Exercise......................................$54,500
     Expiration Date of the Grant..............................December 11, 2008


The vesting schedule for this grant is as follows:

1. 50,000 shares shall vest on June 1, 1999, so long as the employee has been in Continuous Employment with the Company on that date and provided that, on that date, he has not exercised all or part of the option for 10,000 shares of the Company's stock currently in his possession, and that at that time he surrenders said option.

By Order of the Board of Directors of Saf T Lok Incorporated



Validated by: __________________________________________________________
              Corporate Secretary


*ISO      =    Qualified Stock Option
NQSO      =    Nonqualified Stock Option

                  NOTICE OF ASSIGNMENT OF OPTION TO PURCHASE
               SHARES OF COMMON STOCK OF SAF T LOK INCORPORATED


The undersigned does by this Notice of Assignment request that Saf T Lok Incorporated, a Florida corporation (the "Company"), transfer to the named Assignee (the "Assignee") the Option to purchase that number of shares of Common Stock specified below (the "Shares") at the price per share specified below in accordance with the undersigned's option under the Stock Option Agreement (the "Agreement") specified below between the undersigned and the Company.

The Assignee represents that this Option and any Shares purchased pursuant to this Option are purchased for investment purposes, for Assignee's own account and not for distribution, resale, assignment, transfer or other disposition except in compliance with applicable securities laws

The Assignee acknowledges and understands that in connection with the acquisition of the Shares the Assignee is solely responsible to comply with all applicable State and Federal Securities Laws and all applicable tax laws and regulations to which Assignee is subject. Exercise of the Option will normally result in an immediate tax liability for Assignee. It is strongly suggested that Assignee consult with his attorney and his tax advisor to insure compliance with all laws.

If the Assignee is required to file a Form 144 and/or a Form 4 with the Securities and Exchange Commission in connection with sales of the Shares pursuant to Rule 144 under the Act, the Assignee shall deliver a copy of such form(s) to the Company at the same time and each time the Assignee delivers a copy to the Securities and Exchange Commission.

A.   Date of Stock Option Agreement:    Dec. 11, 1998
                                     -------------------.

B.   Number of Shares covered by Agreement:   50,000
                                            -----------.

C.   Exercise price per share: $   1.09
                                 ---------.

D.   Number of shares of Common Stock actually to be assigned to undersigned
     Assignee at this time:   5,000
                            ---------.

Assignee may receive a copy of the Agreement by requesting one from Saf T Lok.

                  NOTICE OF ASSIGNMENT OF OPTION TO PURCHASE
               SHARES OF COMMON STOCK OF SAF T LOK INCORPORATED

Assignor:
--------


Stephen S. Eccher      9/27/99            /s/ Stephen S. Eccher
------------------------------            ----------------------------
Optionee Name (PRINT) and Date              Optionee Signature

Social Security #:    009 34 2780
                   -----------------

Residence:    4886 Kensington Circle
           ------------------------------------------------

               Coral Springs, FL 33076
-----------------------------------------------------------


Assignee:  By signing below, Assignee agrees to be bound by all of the terms of
--------
the Option Agreement with respect to the Option so assigned.

Emily Eccher          10/27/99        /s/ Emily Eccher
------------------------------        ------------------------
Assignee Name (PRINT) and Date        Assignee Signature

Social Security #:    215 19 1881
                    ----------------

Residence:   4886 Kensington Circle
           ------------------------------------------------

               Coral Springs, FL 33076
-----------------------------------------------------------


ACCEPTED:

SAF T LOK INCORPORATED


By:  /s/ Franklin W. Brooks
     --------------------------------

Title:    CEO
       ------------------------------

Dated:   October 27, 1999
       ------------------------------

Copy to be sent to Assignor and Assignee.

                  NOTICE OF ASSIGNMENT OF OPTION TO PURCHASE
               SHARES OF COMMON STOCK OF SAF T LOK INCORPORATED


The undersigned does by this Notice of Assignment request that Saf T Lok Incorporated, a Florida corporation (the "Company"), transfer to the named Assignee (the "Assignee") the Option to purchase that number of shares of Common Stock specified below (the "Shares") at the price per share specified below in accordance with the undersigned's option under the Stock Option Agreement (the "Agreement") specified below between the undersigned and the Company.

The Assignee represents that this Option and any Shares purchased pursuant to this Option are purchased for investment purposes, for Assignee's own account and not for distribution, resale, assignment, transfer or other disposition except in compliance with applicable securities laws

The Assignee acknowledges and understands that in connection with the acquisition of the Shares the Assignee is solely responsible to comply with all applicable State and Federal Securities Laws and all applicable tax laws and regulations to which Assignee is subject. Exercise of the Option will normally result in an immediate tax liability for Assignee. It is strongly suggested that Assignee consult with his attorney and his tax advisor to insure compliance with all laws.

If the Assignee is required to file a Form 144 and/or a Form 4 with the Securities and Exchange Commission in connection with sales of the Shares pursuant to Rule 144 under the Act, the Assignee shall deliver a copy of such form(s) to the Company at the same time and each time the Assignee delivers a copy to the Securities and Exchange Commission.


A.  Date of Stock Option Agreement:  Dec. 11, 1998
                                   ----------------------------.

B.  Number of Shares covered by Agreement:     50,000
                                          ---------------------.

C.  Exercise price per share: $  1.09
                                ------------------------.

D.  Number of shares of Common Stock actually to be assigned to undersigned
    Assignee at this time:   5,000
                           -----------------.

Assignee may receive a copy of the Agreement by requesting one from Saf T Lok.

                  NOTICE OF ASSIGNMENT OF OPTION TO PURCHASE
               SHARES OF COMMON STOCK OF SAF T LOK INCORPORATED

Assignor:
---------


Stephen S. Eccher  9/27/99              /s/ Stephen S. Eccher
--------------------------------       -----------------------------------
Optionee Name (PRINT) and Date                    Optionee Signature

Social Security #:     009 34 2780
                  -----------------------

Residence:     4886 Kensington Circle
            --------------------------------------------------

               Coral Springs, FL 33076
--------------------------------------------------------------


ASSIGNEE:  By signing below, Assignee agrees to be bound by all of the terms of
--------
the Option Agreement with respect to the Option so assigned.

Stephen Brett Eccher                        /s/ Stephen Brett Eccher
------------------------------------       -----------------------------------
Assignee Name (PRINT) and Date                         Assignee Signature

Social Security #:    215 19 1664
                   -------------------

Residence:       4886 Kensington Circle
           ---------------------------------------------------

                 Coral Springs, FL 33076
--------------------------------------------------------------


ACCEPTED:

SAF T LOK INCORPORATED


By:  /s/ Franklin W. Brooks
   --------------------------------------

Title:        CEO
       ----------------------------------

Dated:       October 27, 1999
       ----------------------------------

Copy to be sent to Assignor and Assignee.

                  NOTICE OF ASSIGNMENT OF OPTION TO PURCHASE
               SHARES OF COMMON STOCK OF SAF T LOK INCORPORATED

The undersigned does by this Notice of Assignment request that Saf T Lok Incorporated, a Florida corporation (the "Company"), transfer to the named Assignee (the "Assignee") the Option to purchase that number of shares of Common Stock specified below (the "Shares") at the price per share specified below in accordance with the undersigned's option under the Stock Option Agreement (the "Agreement") specified below between the undersigned and the Company.

The Assignee represents that this Option and any Shares purchased pursuant to this Option are purchased for investment purposes, for Assignee's own account and not for distribution, resale, assignment, transfer or other disposition except in compliance with applicable securities laws

The Assignee acknowledges and understands that in connection with the acquisition of the Shares the Assignee is solely responsible to comply with all applicable State and Federal Securities Laws and all applicable tax laws and regulations to which Assignee is subject. Exercise of the Option will normally result in an immediate tax liability for Assignee. It is strongly suggested that Assignee consult with his attorney and his tax advisor to insure compliance with all laws.

If the Assignee is required to file a Form 144 and/or a Form 4 with the Securities and Exchange Commission in connection with sales of the Shares pursuant to Rule 144 under the Act, the Assignee shall deliver a copy of such form(s) to the Company at the same time and each time the Assignee delivers a copy to the Securities and Exchange Commission.


A.  Date of Stock Option Agreement:       Dec. 11, 1998
                                     ----------------------------.
B.  Number of Shares covered by Agreement:        50,000
                                         -------------------------.

C.  Exercise price per share:             $  1.09
                             ----------------------------.
D.  Number of shares of Common Stock actually to be assigned to undersigned
    Assignee at this time:          5,000
                          ----------------------------.

Assignee may receive a copy of the Agreement by requesting one from Saf T Lok.

                  NOTICE OF ASSIGNMENT OF OPTION TO PURCHASE
               SHARES OF COMMON STOCK OF SAF T LOK INCORPORATED


Assignor:
---------


Stephen S. Eccher 9/27/99               /s/ Stephen S. Eccher
-----------------------------          -------------------------------
Optionee Name (PRINT) and Date                Optionee Signature

Social Security #:    009 34 2780
                   ------------------

Residence:       4886 Kensington Circle
           ----------------------------------------------------

                 Coral Springs, FL 33076
---------------------------------------------------------------


Assignee:  By signing below, Assignee agrees to be bound by all of the terms of
--------
the Option Agreement with respect to the Option so assigned.

Stephenie D. Eccher                         /s/ Stephenie D. Eccher
---------------------------------           ------------------------------
Assignee Name (PRINT) and Date                        Assignee Signature

Social Security #:    219 82 3077
                   --------------------

Residence:       2047 Champions Way
           ---------------------------------------------------------

                 North Lauderdale, FL 33068
--------------------------------------------------------------


ACCEPTED:

SAF T LOK INCORPORATED


By:  /s/ Franklin W. Brooks
   -----------------------------------------

Title:       CE\
      -------------------------------------

Dated:       October 27, 1999
      -------------------------------------

Copy to be sent to Assignor and Assignee.

September 1, 1999


                      Amendment to Stock Option Agreement
                      -----------------------------------


This is an amendment to the stock option agreement dated December 11, 1998 between Saf T Lok Incorporated and Stephen S. Eccher granting the Optionee the option to purchase 50,000 shares of Saf T Lok Incorporated common stock at an exercise price of $1.09 per share (the "Agreement").

The Agreement is amended as follows:

1.a. The section of the Agreement entitled "Investment Representation and Agreement" shall be modified to read as follows: "Optionee represents that this Option and any shares purchased pursuant to this Option are purchased for investment purposes, for Optionee's own account and not for distribution, resale, assignment, transfer or other disposition except in compliance with applicable securities laws."

1.b. The following sentences shall be added to the end of the section of the Agreement entitled "Nonassignability of Option Rights:" "Notwithstanding any provision of this Agreement to the contrary, Options granted hereunder which have vested may be assigned to a member of Optionee's immediate family; provided that: (i) the Optionee provides the Company with written notice of assignment;
(ii) the assignee agrees, in writing, to be bound by the terms of the Option Agreement with respect to the Option so assigned; and (iii) the assignment does not conflict with the provisions of applicable Federal or State securities laws. Upon compliance with the foregoing the assignee shall become the Optionee under this agreement with respect to the portion of the Option so assigned. For purposes of this Section, the term "immediate family" shall consist solely of Optionee's (A) child(ren), (B) spouse or former spouse, (C) stepchild(ren) , (D) parent(s), (E) sibling(s), (F) stepparent(s), (G) grandchild(ren), (H) mother-in-law, father-in-law, brother-in-law, sister-in-law, (I) grandparent(s), (J) niece(s) and nephew(s), (K) any person(s) sharing the Optionee's household (other than a tenant or employee), and (L) trusts for the exclusive benefit of any of the foregoing persons."

2. The following sentences shall be added to the end of the section of the Agreement entitled "Period of Option": "Notwithstanding the foregoing, in the event of change of control of the Company as a result of which the Optionee ceases to be a director of the Company or employed by the Company, then all unvested options shall become fully vested on the day before the effective date of change in control."

"Company"                                     "Optionee"

Saf T Lok Incorporated


/s/ Franklin W. Brooks                        /s/ Stephen S. Eccher
--------------------------------              -----------------------------
Franklin W. Brooks, President                 Stephen S. Eccher

September 29, 1999



                      Amendment to Stock Option Agreement
                      -----------------------------------


This is an amendment to the stock option agreement dated December 11, 1998 between Saf T Lok Incorporated and Stephen S. Eccher granting the Optionee the option to purchase 50,000 shares of Saf T Lok Incorporated common stock at an exercise price of $1.09 per share (the "Agreement").

The Agreement is amended as follows:

1. The section of the Agreement entitled "Exercise of Option" shall be modified to read as follows: "The Option shall be exercisable only during the term of the Option."

2.  The first sentence in the section of the Agreement entitled
"Nonassignability of Option Rights" shall be modified to read as follows: AThe Option is exercisable only by Optionee or his legal representative, except in the case of Optionee=s death, in which case the Option is exercisable by Optionee=s estate=s personal representative and/or Optionee=s heirs.

"Company"                                         "Optionee"

Saf T Lok Incorporated


 /s/ Franklin W. Brooks                      /s/ Stephen S. Eccher
-----------------------                      ----------------------
Franklin W. Brooks, President                Stephen S. Eccher